As filed with the Securities and Exchange Commission on July 31, 2023

Registration No. 333-231423

Registration No. 333-224823

Registration No. 333-203319

Registration No. 333-187802

Registration No. 333-180400

Registration No. 333-165978

Registration No. 333-158870

Registration No. 333-152032

Registration No. 333-91783

Registration No. 333-35621

Registration No. 33-61928

Registration No. 33-28056

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231423

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-224823

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-203319

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-187802

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-180400

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-165978

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158870

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152032

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-91783

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-35621

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-61928

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-28056

UNDER

THE SECURITIES ACT OF 1933

AEROJET ROCKETDYNE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-0244000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Aerojet Rocketdyne Holdings, Inc.

222 N. Pacific Coast Highway, Suite 500

El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

Aerojet Rocketdyne Holdings, Inc. 2019 Equity and Performance Incentive Plan

Aerojet Rocketdyne Holdings, Inc. 2018 Equity and Performance Incentive Plan

GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan

Gencorp Inc. 2013 Employee Stock Purchase Plan

GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan

GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan

GenCorp Inc. 2009 Equity and Performance Incentive Plan

GenCorp Retirement Savings Plan

GenCorp Inc. 1999 Equity and Performance Incentive Plan

GenCorp Inc. 1997 Stock Option Plan

GenCorp Inc. 1993 Stock Option Plan

GenCorp Savings Plan

Aerojet-General Corporation Savings Plan

Profit Sharing Retirement and Savings Plan for Salaried Employees of the General Tire &

Rubber Company and Certain Subsidiary Companies

(Full titles of the plans)

Scott T. Mikuen

Secretary & Vice President

Aerojet Rocketdyne Holdings, Inc.

c/o L3Harris Technologies, Inc.

1025 West NASA Boulevard

Melbourne, FL

(Name and address of agent for service)

(321) 727-9100

(Telephone number, including area code, of agent for service)

Copy to:

Mario A. Ponce

Sebastian Tiller

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”), including Registration Statements on Form S-8 of GenCorp Inc., an Ohio corporation and predecessor registrant to the Company (“GenCorp”) and The General Tire & Rubber Company, an Ohio corporation and predecessor registrant to GenCorp (“General Tire”), that were adopted by the Company, and all previous post-effective amendments thereto (collectively, the “Registration Statements”). GenCorp reincorporated under the laws of the State of Delaware, effective as of April 11, 2014, and amended its Certificate of Incorporation to change its name to “Aerojet Rocketdyne Holdings, Inc.”, effective as of April 27, 2015.

•

Registration Statement on Form S-8 (File No. 333-231423) originally filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 13, 2019, registering 4,453,022 shares of its common stock, par value $0.10 per share (“Common Stock”), under the Aerojet Rocketdyne Holdings, Inc. 2019 Equity and Performance Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-224823) originally filed with the SEC by the Company on May 10, 2018, as amended by Post-Effective Amendment No.  1 to such Registration Statement on Form S-8 filed with the SEC by the Company on June 13, 2019, registering 3,900,000 shares of Common Stock under the Aerojet Rocketdyne Holdings, Inc. 2018 Equity and Performance Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-203319) originally filed with the SEC by GenCorp on April 9, 2015, registering 2,450,000 shares of Common Stock under the GenCorp Inc. Amended and Restated 2009 Equity and Performance Incentive Plan (the “2009 Equity and Performance Incentive Plan”).

•

Registration Statement on Form S-8 (File No. 333-187802) originally filed with the SEC by GenCorp on April 8, 2013, registering 1,500,000 shares of Common Stock under the GenCorp Inc. 2013 Employee Stock Purchase Plan.

•

Registration Statement on Form S-8 (File No. 333-180400) originally filed with the SEC by GenCorp on March 28, 2012, registering 3,000,000 shares of Common Stock under the 2009 Equity and Performance Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-165978) originally filed with the SEC by GenCorp on April 9, 2010, registering 1,500,000 shares of Common Stock under the 2009 Equity and Performance Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-158870) originally filed with the SEC by GenCorp on April 28, 2009, registering 500,000 shares of Common Stock under the 2009 Equity and Performance Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-152032) originally filed with the SEC by GenCorp on June 30, 2008, registering 5,000,000 shares of Common Stock under the GenCorp Retirement Savings Plan.

•

Registration Statement on Form S-8 (File No. 333-91783) originally filed with the SEC by GenCorp on November 30, 1999, registering 2,700,000 shares of Common Stock under the GenCorp Inc. 1999 Equity and Performance Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-35621) originally filed with the SEC by GenCorp on September  15, 1997, registering 2,500,000 shares of Common Stock under the GenCorp Inc. 1997 Stock Option Plan

•

Registration Statement on Form S-8 (File No. 33-61928) (paper filing) originally filed with the SEC by GenCorp on April 30, 1993, registering 2,500,000 shares of Common Stock under the GenCorp Inc. 1993 Stock Option Plan.

•

Registration Statement on Form S-8 (File No. 33-28056) (paper filing) originally filed with the SEC by GenCorp on April 19, 1989, registering 7,000,000 shares of Common Stock under the GenCorp Savings Plan.

On July 28, 2023, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 17, 2022, among the Company, L3Harris Technologies, Inc. (“Parent”) and Aquila Merger Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving company in the merger (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on July 31, 2023. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.

AEROJET ROCKETDYNE HOLDINGS, INC.

By:	/s/ Scott T. Mikuen
	Name:	Scott T. Mikuen
	Title:	Secretary and Vice President